EXHIBIT 23.1



            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Wintrust Financial Corporation for the registration of 583,000 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 2004, with respect to the consolidated financial statements of Wintrust Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

August 18, 2004
Chicago, Illinois